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                                                            EXHIBIT 1-A(3)(b(i)








                                REGIONAL MANAGER
                                   REGISTERED
                                 REPRESENTATIVE
                                    AGREEMENT








                                      TODAY
                            IS YESTERDAY'S TOMORROW!




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         This Agreement entered into this _____ day of __________, 19__ by and between FRANKLIN FINANCIAL SERVICES CORPORATION (FFSC), a Delaware corporation registered as a broker-dealer under the Securities and Exchange Act of 1934, and..................................................("REPRESENTATIVE"):

1. Subject to the terms and conditions herein, FFSC authorizes REPRESENTATIVE to solicit and remit to the appropriate office applications and orders for cash purchases of shares of mutual fund investment companies and other securities with respect to which FFSC acts as broker-dealer or underwriter.

2. REPRESENTATIVE may solicit and remit applications for mutual funds or securities only while registered as a "Registered Representative" with the National Association of Securities Dealers and only after successfully completing an examination specified by the NASD and after supplying to the satisfaction of FFSC information required by forms prescribed by the NASD. REPRESENTATIVE may solicit applications only while authorized to sell mutual funds or securities in accordance with the laws of the state in which the Registered Representative will offer such contracts and only upon delivery to the offeree of a prospectus for such mutual funds or securities conforming to the Securities Acts of 1933.

3. REPRESENTATIVE expressly agrees to comply with such other rules and regulations as the Securities and Exchange Commission, the National Association of Securities Dealers, the regulatory authority of the jurisdiction or jurisdictions in which the REPRESENTATIVE is authorized to represent FFSC, or as FFSC may establish presently or in the future under requirements of applicable federal or state law or regulation and to submit to such supervision as may be necessary to insure compliance with such laws and regulations. Such rules and regulations will include (but are not limited to) the following:

         (a) REPRESENTATIVE shall adhere to high standards of commercial honor and just and equitable principles of trade in the course of soliciting applications under this contract.

         (b) REPRESENTATIVE shall not utilize advertising media other than items furnished by FFSC for such purposes.

         (e) REPRESENTATIVE shall not utilize supplemental sales materials other than those supplied by FFSC.

         (d) REPRESENTATIVE shall not dispatch any item of correspondence unless a copy of it has been sent to the home office of FFSC for review and approval.

         (e) REPRESENTATIVE shall fully explain the terms of the mutual fund or security being sold, and shall not make any untrue statement or fail to state any material fact to a prospective purchaser.

         (f) REPRESENTATIVE shall take steps to acquaint himself with prospective customers, including such inquiries as may be necessary to satisfy himself that the offering


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contemplated is not unsuitable having in view the customer's resources, investment objectives and other investments.

         (g) REPRESENTATIVE shall not make any agreement with any person for the repurchase or resale of stock other than mutual fund shares or other securities authorized by FFSC, nor shall he directly or indirectly, solicit, purchase, or traffic in any security of other issuers nor resort to "twisting" or "switching" of securities of any other company or of insurance policies.

4. REPRESENTATIVE shall promptly report and remit to FFSC all monies received on behalf of FFSC without commingling the same with his own funds. Purchase payments will be the property of and will be promptly paid to FFSC and all such monies or other settlements received by REPRESENTATIVE for or on behalf of FFSC shall be received by the Representative in a fiduciary capacity.

5. For all sales made by Representative, FFSC will pay commissions to Representative based on 85% of the commission paid to FFSC less any commissions paid to subordinate Representatives.

         Commissions will be paid monthly on the first of each month and will be based on all confirmed business received by FFSC as of the cut-off date of the previous month. Confirmed business is that business which has been accepted by the appropriate mutual fund and acknowledged to Franklin Financial Services Corporation. Should total commissions fall below $10.00 in any given month, commission payments will be accumulated and paid when the total reaches $10.00.

6. Each payment on an existing customer's account for the purchase of mutual funds or other securities shall be deemed a new application under this Agreement. The REPRESENTATIVE OR REPRESENTATIVES who obtain an original application will be entitled to commissions on subsequent payments only as long as that portion of that account or the customer is assigned to him by FFSC and he is a licensed REPRESENTATIVE of FFSC within the territory in which the customer resides at the time such payment is made. In the event the customer's residence is not within the territory assigned to the original REPRESENTATIVE or REPRESENTATIVES, or if the customer or account is no longer assigned to the original REPRESENTATIVE or REPRESENTATIVES, the commissions on such subsequent payments shall thereafter be paid in accordance with the applicable rules and policies of FFSC. Any commissions paid or credited to the REPRESENTATIVE by FFSC may be charged back to the REPRESENTATIVE or REPRESENTATIVES to the extent that such commissions are attributable to the uncompleted portion of a pre-authorized or pre-dated check or draft plan or to a dishonored check or draft or to an uncompleted military allotment or payroll deduction or similar plan for the systematic purchase of a mutual fund or other security.

7. REPRESENTATIVE has the right to designate the person or persons to whom any commissions due him under the provisions of this contract will be paid after his death. FFSC must have notice of such designation before any commissions will be paid to the designated recipient after the death of the REPRESENTATIVE. In the absence of any designation,


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commissions will be paid to the representative's estate or legal representative after his death. All commissions payable under this section are subject to the provisions of Section 6 above and will be payable only so long as the customer's account is assigned to the designated person or the representative's estate or legal representative by Franklin Financial Services Corporation.

8. FFSC reserves the right to modify the commission rates set forth herein during the period of time in which commissions may be paid under the provisions of this Agreement.

9. Should REPRESENTATIVE wrongfully withhold any funds, receipts or other property belonging to FFSC, or to one of its customers or applicants, or violate any governing law or regulation relating to the sale of securities, this Agreement may be terminated forthwith and all rights and claims of REPRESENTATIVE hereunder, including the claim for payment of any further sums of money or commissions are likewise terminated and he shall not be entitled to receive any further commissions or sums of money whatsoever from FFSC. REPRESENTATIVE shall reimburse FFSC for any costs, expenses or legal fees that it may incur in recovering funds wrongfully withheld or any property belonging to FFSC or its customer or its customers or applicants, or for the defense of any action wherein FFSC and REPRESENTATIVE or either of them is charged with a violation of any government law or regulation relating to the subject of securities as a consequence of the alleged conduct of REPRESENTATIVE.

10. REPRESENTATIVE shall be responsible for the fidelity and honesty of all subordinate REPRESENTATIVES or agents under him, and shall be jointly and severally liable to FFSC for all monies collected by or passing into the hands of said subordinate REPRESENTATIVES and jointly and severally liable to FFSC or any Regional Manager of FFSC, as the case may be, for any indebtedness of the REPRESENTATIVE or subordinate REPRESENTATIVES, with interest payable thereon at the rate of 6% per annum, and agrees to indemnify FFSC or such Regional Manager, as the case may be, for any fees or expenses that either may incur in the collection of any indebtedness owing either of them by REPRESENTATIVE or any subordinate REPRESENTATIVES, or the withholding of any, funds collected or passing into the hands of any REPRESENTATIVE or any subordinate REPRESENTATIVES, or for any legal action brought by or against REPRESENTATIVE or any subordinate REPRESENTATIVES in which FFSC may be a party therein, and it is agreed by REPRESENTATIVE that FFSC may, if it so desires, employ its own counsel in defense of any legal proceeding to which it may be made a party and may employ counsel for the purpose of prosecuting its respective rights violated herein and all expenses of such litigation, including costs and attorney's fees, shall be paid by REPRESENTATIVE. Any claim for commissions which said subordinate REPRESENTATIVE may have shall be limited to his written contract with FFSC.

11. All books of account, documents of any kind, vouchers, notices, lists of customers and books and papers and sales literature of any kind used from time to time by REPRESENTATIVE in connection with this Agreement, shall be and remain the property of FFSC and shall at all times be subject to inspection by FFSC and upon demand at the termination of this Agreement, shall be delivered to FFSC.



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12. FFSC may offset against any commissions or other claims due and to become due to REPRESENTATIVE under this Agreement any debts owing at any time by the REPRESENTATIVE to FFSC and The Franklin Life Insurance Company or either of them and any such debt or debts shall be a first lien against said commissions and other claims.

13. REPRESENTATIVE will pay all fees relating to his qualification or licensing as a securities salesman AS well as taxes and licenses required by municipal or state laws in the territory in which he is licensed tinder this Agreement. At the option of FFSC, REPRESENTATIVE will furnish a good and sufficient bond.

14. Either party hereto may terminate this Agreement without cause by sending the other at his last known address, by mail, ten days' notice in writing to that effect or by delivery of such notice in person.

         The power and authority, of REPRESENTATIVE to act for and on behalf of FFSC is strictly limited to the terms and provisions of this Agreement and nothing herein contained shall be construed to grant to REPRESENTATIVE by implication or otherwise any right, power, authority or privilege that is not herein specifically set forth. This Agreement shall constitute the entire agreement between the parties hereto and shall be effective as of and cannot be modified by any prior or subsequent statement by whomsoever made.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                 FRANKLIN FINANCIAL SERVICES CORPORATION

                                 BY:
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                                 REPRESENTATIVE

                                 BY:
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